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                                                                      Exhibit 16



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549



Ladies and Gentleman:


We have read and agree with the comments in Item 4 of Form 8-K/A of Argent Capital Corporation dated May 26, 1999.


Yours truly,


/s/ Deloitte & Touche LLP


Costa Mesa, California


May 25, 1999